Exhibit 5.1

HAROLD P. GEWERTER, ESQ., LTD.
HAROLD P. GEWERTER, ESQ.
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                    101 Convention Center Drive Suite 1225
                             Las Vegas, Nevada  USA  89109
                                    Office: (702) 894-9400
                                      Cell: (702) 580-8565
                                 Facsimile: (702) 735-5330
                                  E-Mail: hga@attorney.com


                                          October 17, 2001

VIA EDGAR TRANSMISSION
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Blue Star Coffee, Inc.
500 North Rainbow Blvd., Suite 300
Las Vegas, Nevada 89107


           RE: Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to Blue Star Coffee, Inc., a Nevada corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to render a legal opinion regarding its Form S-8 Registration Statement to be filed with the U.S. Securities and Exchange Commission concerning its plan to issue its Common Stock, $.001 par value, to certain consultants to the Company.
     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We are familiar with the proceedings to date with respect to the proposed issuance of the shares contemplated by the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

     Based on the foregoing, we are of the opinion that:

  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

  2. Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

       a. The Registration Statement, as it may be amended, shall have become effective under the Securities
          Act;

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